Exhibit 4(j)

SECOND AMENDMENT TO CONSTRUCTION AND TERM
LOAN AGREEMENT

          THIS SECOND AMENDMENT TO CONSTRUCTION AND TERM LOAN AGREEMENT (this "Amendment"), dated as of February 15, 2008, is executed by and among LEVELLAND/HOCKLEY COUNTY ETHANOL, LLC, a Texas limited liability company (the "Borrower"), each of the Lenders or other lending institutions which is a signatory hereto or any successor or assignee thereof, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., a Delaware corporation (in its capacity as administrative agent for the Lenders, together with its successors in such capacity, the "Administrative Agent").

R E C I T A L S:

          A.      The Borrower, the Lenders, and the Administrative Agent are parties to that certain Construction and Term Loan Agreement, dated as of September 27, 2006, as amended by that certain First Amendment to Construction and Term Loan Agreement and other Loan Documents dated as of August 10, 2007 (as has been and may be amended, modified, supplemented or restated from time to time, the "Loan Agreement").

          B.      The Borrower, the Administrative Agent and the Lenders desire to amend the Loan Agreement as described herein, subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows intending to be legally bound:

ARTICLE I

Definitions

          Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

ARTICLE II

Amendments

          Section 2.1      Amendments to Definitions in the Loan Agreement. Effective as of the date hereof, the following definitions in Section 1.1 of the Loan Agreement are amended and restated to read in their entirety as follows:

          "Commitment Expiration Date means the earlier of (a) May 31, 2008, (b) the day before the Conversion Date, or (c) the date on which the Commitment is terminated pursuant to Section 9.2(a).

          "Maturity Date" means (a) as to the Construction Loan, the earliest of (i) May 31, 2008, (ii) the date Completion shall have occurred, plus 30 days or (iii) the date the

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Commitments are sooner terminated and the Obligations are due and payable in accordance with Section 9.2, and (b) if the Construction Loan is converted to a Term Loan, then as to the Term Loan, the earlier of (i) the date that is the fifth anniversary of the Conversion Date, or (ii) the date the Note and the other Obligations are due and payable in accordance with Section 9.2.

          Section 2.2      Amendment to Section 3.2(j) of the Loan Agreement. Effective as of the date hereof, Section 3.2(j) of the Loan Agreement is amended and restated in its entirety to read as follows:

          (j)          in Administrative Agent's determination, which cannot be made in bad faith, Completion will occur on or before May 31, 2008;

          Section 2.3      Amendments to Section 7.6 of the Loan Agreement. Effective as of the date hereof, Section 7.6 of the Loan Agreement is amended by deleting all references to the date "March 31, 2008" and inserting in lieu thereof the date "May 31, 2008."

          Section 2.4      Amendment to Section 9.1(m) of the Loan Agreement. Effective as of the date hereof, Section 9.1(m) of the Loan Agreement is amended and restated to read in its entirety as follows:

          (m)        Construction. The construction of the Improvements is (i) at any time discontinued for an unscheduled period of 10 or more consecutive days other than by reason of an event of Force Majeure, (ii) not resumed within 90 days after the date of any event of Force Majeure, or (iii) not completed by May 31, 2008, or Borrower is unable to satisfy any condition precedent to Borrower's right to receive Advances hereunder for a period in excess of 30 days after Administrative Agent's refusal to make any further Advances.

ARTICLE III

Conditions Precedent

          Section 3.1      Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a)         Amendment. The Administrative Agent shall have received this Amendment executed by the Borrower, the Administrative Agent and the Lenders.

          (b)         No Default. No Default shall have occurred and be continuing.

          (c)         Representations and Warranties. All of the representations and warranties contained in Article IV of the Loan Agreement and in the other Loan Documents shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

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ARTICLE IV

No Waiver

          Nothing contained herein shall be construed as a consent by the Administrative Agent and the Lenders to any breach of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument among Borrower, the Administrative Agent and the Lenders, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict compliance by Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to thereafter demand strict compliance therewith. The Administrative Agent and the Lenders hereby reserve all rights granted under the Loan Agreement and the other Loan Documents (in each case as amended by this Amendment), and this Amendment and any other contract or instrument among Borrower, the Administrative Agent and the Lenders.

ARTICLE V

Ratifications, Representations and Warranties

          Section 5.1      Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Loan Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally.

          Section 5.2      Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of the Borrower and will not violate the articles of organization, operating agreement or regulations or other organizational documents of the Borrower, (ii) the representations and warranties contained in the Loan Agreement, as such Loan Agreement is amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except for those that relate solely to a specific date or have changed as a result of transactions permitted by the Loan Agreement, (iii) after giving effect to this Amendment, no Default has occurred and is continuing, and (iv) after giving effect to this Amendment, the Borrower is in full compliance with all material covenants and agreements contained in the Loan Agreement as amended hereby.

ARTICLE VI

Miscellaneous

          Section 6.1      Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document (as amended by this

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Amendment), including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and such other Loan Documents, and no investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

          Section 6.2      Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          Section 6.3      GOVERNING LAW. THIS LOAN AGREEMENT, THE NOTE AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF ILLINOIS, NOT INCLUDING ITS CONFLICT OF LAW PROVISIONS; PROVIDED THAT THE LAWS OF THE STATE WHERE REAL PROPERTY COLLATERAL IS LOCATED SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF RIGHTS, SECURITY INTERESTS, REMEDIES AND LIENS AGAINST THE REAL PROPERTY COLLATERAL.

          Section 6.4      Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

          Section 6.5      Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles of signatures shall be binding and effective as originals.

          Section 6.6      Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

          Section 6.7      Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

          Section 6.8     ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THIS AMENDMENT AND SUPERSEDE ANY AND ALL PRIOR AND CONTEMPORANEOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

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          IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

BORROWER:

LEVELLAND/HOCKLEY COUNTY ETHANOL,
LLC

By:	/s/ James P. Halbert
James P. Halbert
Vice President

Signature Page to Second Amendment to Construction and Term Loan Agreement

ADMINISTRATIVE AGENT AND LENDER:

MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc., as
Administrative Agent and a Lender

By:	/s/ Steve Coley
Steve Coley
Vice President, Group Credit Manager

Signature Page to Second Amendment to Construction and Term Loan Agreement

OTHER LENDERS:

STATE BANK OF TEXAS,
as a Lender

By:	/s/ Sushil Patel
	Name:	Sushil Patel
	Title:	CLO

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PALM DESERT NATIONAL BANK,
as a Lender

By:	/s/ C. Dawson-Voight
	Name:	Cheryl Dawson-Voight
	Title:	Vice President/Credit Administrator

Signature Page to Second Amendment to Construction and Term Loan Agreement

COMMUNITY FIRST BANK,
as a Lender

By:	/s/ Thomas J. Fleming
	Name:	Thomas J. Fleming
	Title:	Vice President

Signature Page to Second Amendment to Construction and Term Loan Agreement

MIDWEST BANK OF WESTERN ILLINOIS,
as a Lender

By:	/s/ Brad Ray
	Name:	Brad Ray
	Title:	Vice President

Signature Page to Second Amendment to Construction and Term Loan Agreement

TEXAS CITIZENS BANK N.A.,
as a Lender

By:	/s/ Cindy Howell
	Name:	Cindy Howell
	Title:	Vice President

Signature Page to Second Amendment to Construction and Term Loan Agreement

INTERSTATE BANK, SSB,
as a Lender

By:	/s/ David Bergin
	Name:	David Bergin
	Title:	President

Signature Page to Second Amendment to Construction and Term Loan Agreement